EXHIBIT 23
                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



     As independent public accountants, we hereby consent to the incorporation by reference of our reports dated March 30, 2001, included in this Form 10-K into the Sun Healthcare Group, Inc. (Debtors-in-Possession) and Subsidiaries previously filed Registration Statements on Form S-8 (No. 33-80540, No. 33-93692, No. 333-03058 and No. 333-38583).


 /s/ Arthur Andersen LLP
 -----------------------
     Arthur Andersen LLP

Albuquerque, New Mexico
April 2, 2001